Exhibit 99.1

SALEM MEDIA GROUP, INC. ANNOUNCES FIRST QUARTER 2019

TOTAL REVENUE OF $60.5 MILLION

CAMARILLO, CA May 10, 2019 – Salem Media Group, Inc. (Nasdaq: SALM) released its results for the three months ended March 31, 2019.

First Quarter 2019 Results

For the quarter ended March 31, 2019 compared to the quarter ended March 31, 2018:

Consolidated

•	Total revenue decreased 5.2% to $60.5 million from $63.8 million;
•	Total operating expenses increased 5.7% to $61.5 million from $58.1 million;
•

Operating expenses, excluding gains or losses on the disposition of assets, stock-based compensation expense, depreciation expense and amortization expense (1) decreased 1.0% to $53.0 million from $53.6 million;

•	Operating income decreased to a $1.0 million operating loss from $5.7 million operating income;
•	Net income decreased 61.1% to $0.3 million, or $0.01 net income per diluted share from $0.8 million, or $0.03 net income per diluted share;
•	EBITDA (1) decreased 64.1% to $3.7 million from $10.2 million;
•	Adjusted EBITDA (1) decreased 25.4% to $7.6 million from $10.2 million; and
•	Net cash provided by operating activities decreased 30.3% to $9.0 million from $12.9 million.

Broadcast

•	Net broadcast revenue decreased 4.1% to $46.1 million from $48.1 million;
•	Station Operating Income (“SOI”) (1) decreased 21.6% to $9.6 million from $12.3 million;
•	Same Station (1) net broadcast revenue decreased 2.9% to $45.5 million from $46.8 million; and
•	Same Station SOI (1) decreased 22.7% to $9.9 million from $12.8 million.

Digital Media

•	Digital media revenue decreased 1.5% to $10.2 million from $10.4 million; and
•	Digital Media Operating Income (1) increased 8.0% to $2.2 million from $2.0 million.

Publishing

•	Publishing revenue decreased 22.7% to $4.1 million from $5.4 million; and
•	Publishing Operating Loss (1) increased to $0.7 million from $0.2 million.

Included in the results for the quarter ended March 31, 2019 are:

•

A $4.0 million ($2.4 million, net of tax, or $0.09 per share) net loss on the disposition of assets including a $3.8 million estimated pre-tax loss for the sale of WSPZ-AM in Washington, D.C., a $0.2 million pre-tax loss on the sale of Mike Turner’s line of investment products and a $0.2 million pre-tax loss on the sale of HumanEvents.com offset by a $0.1 million pre-tax gain on the sale of Newport Natural Health;

•	A $0.4 million gain ($0.3 million, net of tax, or $0.01 per diluted share) on early redemption of long-term debt due to the repurchase of the company’s 6.75% senior secured notes due 2024;
•	A $0.2 million one-time expense associated with the adoption of ASC 842 ($0.1 million, net of tax) and
•	A $176,000 non-cash compensation charge ($106,000, net of tax) related to the expensing of stock options and restricted stock consisting of:
○	$107,000 non-cash compensation charge included in corporate expenses;
○	$39,000 non-cash compensation charge included in broadcast operating expenses;
○	$26,000 non-cash compensation charge included in digital media operating expenses; and
○	the remaining $4,000 non-cash compensation charge included in publishing operating expenses.

Included in the results for the quarter ended March 31, 2018 are:

•	A $46,000 non-cash compensation charge ($28,000, net of tax) related to the expensing of stock options and restricted stock consisting of:
○	$24,000 non-cash compensation charge included in corporate expenses;
○	$13,000 non-cash compensation charge included in broadcast operating expenses;
○	$5,000 non-cash compensation charge included in digital media operating expenses; and
○	the remaining $4,000 non-cash compensation charge included in publishing operating expenses.

Per share numbers are calculated based on 26,193,307 diluted weighted average shares for the quarter ended March 31, 2019, and 26,304,891 diluted weighted average shares for the quarter ended March 31, 2018.

Balance Sheet

As of March 31, 2019, the company had $231.9 million outstanding on the 6.75% senior secured notes due 2024 and $16.0 million outstanding under the Asset Based Revolving Credit Facility (“ABL Facility”) as of March 31, 2019.

Acquisitions and Divestitures

The following transactions were completed since January 1, 2019:

•

On March 21, 2019, the company sold Newport Natural Health, an e-commerce website operated by Eagle Wellness for $0.9 million in cash. The company recognized a pre-tax gain of $0.1 million associated with the sale reflecting the sales price as compared to the carrying value of the assets and the closing costs.

•	On March 18, 2019, the company acquired the pjmedia.com website for $0.1 million in cash.
•

On February 28, 2019, the company sold Mike Turner’s line of investment products, including TurnerTrends.com and other domain names and related assets. The company received no cash from the buyer who assumed all deferred subscription liabilities for Mike Turner’s investment products. The company recognized a pre-tax loss of approximately $0.2 million associated with the sale reflecting the sales price as compared to the carrying value of the assets and the closing costs.

•

On February 27, 2019, the company sold HumanEvents.com, a conservative opinion website, for $0.3 million in cash. The company recognized a pre-tax loss of approximately $0.2 million associated with the sale reflecting the sales price as compared to the carrying value of the assets and the closing costs.

Pending transactions:

•

On April 29, 2019 the company entered into an agreement to exchange FM Translator W276CR, in Bradenton, Florida with FM Translator W262CP in Bayonet Point, Florida. No cash will be exchanged for the assets.

•

On March 19, 2019, the company entered into an agreement to sell radio station WSPZ-AM (previously WWRC-AM) in Washington D.C. for $0.8 million. The company recorded an estimated pre-tax loss of assets of $3.8 million as of March 31, 2019, which reflected the sales price as compared to the carrying value of the assets and the estimated costs of the sale. The sale is expected to close in the second quarter of 2019. On April 3, 2019, the company entered into a Time Brokerage Agreement (“TBA”) effective April 12, 2019, under which radio station WSPZ-AM, is operated by the buyer pending the sale of the station.

•

In December 2018, Word Broadcasting notified the company of their intent to purchase its Louisville radio stations. They began operating the stations under a Time Brokerage Agreement beginning on January 3, 2017 that will continue until the purchase agreement is executed and the transaction closes.

•

On April 26, 2018, the company entered an agreement to exchange radio station KKOL-AM, in Seattle, Washington for KPAM-AM in Portland, Oregon. The transaction is expected to close in the first half of 2019.

Conference Call Information

Salem will host a teleconference to discuss its results on May 10, 2019 at 12:00 p.m. Pacific Time. To access the teleconference, please dial (877) 524-8416, and then ask to be joined into the Salem Media Group First Quarter 2019 call or listen via the investor relations portion of the company’s website, located at investor.salemmedia.com. A replay of the teleconference will be available through May 24, 2019 and can be heard by dialing (877) 660-6853, passcode 13688917 or on the investor relations portion of the company’s website, located at investor.salemmedia.com.

Second Quarter 2019 Outlook

For the second quarter of 2019, the company is projecting total revenue to be between a decrease of 1% and an increase of 1% from second quarter 2018 total revenue of $66.3 million. Excluding the impact of political revenue and recent acquisitions and dispositions, the company is projecting total revenue to increase between 1% and 3%. The company is also projecting operating expenses before gains or losses on the disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense to be between flat and an increase of 3% compared to the second quarter of 2018 non-GAAP operating expenses of $55.1 million.

A reconciliation of non-GAAP operating expenses, excluding gains or losses on the disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the potential high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP financial measure, in particular, the change in the estimated fair value of earn-out consideration, impairments and gains or losses from the sale or disposal of fixed assets. The company expects the variability of the above charges may have a significant, and potentially unpredictable, impact on its future GAAP financial results.

About Salem Media Group, Inc.

Salem Media Group is America’s leading multimedia company specializing in Christian and conservative content, with media properties comprising radio, digital media and book and newsletter publishing. Each day Salem serves a loyal and dedicated audience of listeners and readers numbering in the millions nationally. With its unique programming focus, Salem provides compelling content, fresh commentary and relevant information from some of the most respected figures across the Christian and conservative media landscape. Learn more about Salem Media Group, Inc., at www.salemmedia.com, Facebook and Twitter (@SalemMediaGrp).

Company Contact:

Evan D. Masyr

Executive Vice President and Chief

Financial Officer

(805) 384-4512

evan@salemmedia.com

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem’s reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

(1)	Regulation G

Management uses certain non-GAAP financial measures defined below in communications with investors, analysts, rating agencies, banks and others to assist such parties in understanding the impact of various items on its financial statements. The company uses these non-GAAP financial measures to evaluate financial results, develop budgets, manage expenditures and as a measure of performance under compensation programs.

The company’s presentation of these non-GAAP financial measures should not be considered as a substitute for or superior to the most directly comparable financial measures as reported in accordance with GAAP.

Regulation G defines and prescribes the conditions under which certain non-GAAP financial information may be presented in this earnings release. The company closely monitors EBITDA, Adjusted EBITDA, Station Operating Income (“SOI”), Same Station net broadcast revenue, Same Station broadcast operating expenses, Same Station Operating Income, Digital Media Operating Income, Publishing Operating Income (Loss), and operating expenses excluding gains or losses on the disposition of assets, stock-based compensation, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation and amortization, all of which are non-GAAP financial measures. The company believes that these non-GAAP financial measures provide useful information about its core operating results, and thus, are appropriate to enhance the overall understanding of its financial performance. These non-GAAP financial measures are intended to provide management and investors a more complete understanding of its underlying operational results, trends and performance.

The company defines Station Operating Income (“SOI”) as net broadcast revenue minus broadcast operating expenses. The company defines Digital Media Operating Income as net Digital Media Revenue minus Digital Media Operating Expenses. The company defines Publishing Operating Income (Loss) as net Publishing Revenue minus Publishing Operating Expenses. The company defines EBITDA as net income before interest, taxes, depreciation, and amortization. The company defines Adjusted EBITDA as EBITDA before gains or losses on the disposition of assets, before changes in the estimated fair value of contingent earn-out consideration, before changes in the fair value of interest rate swap, before impairments, before net miscellaneous income and expenses, before gain on bargain purchase, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense. SOI, Digital Media Operating Income, Publishing Operating Loss, EBITDA and Adjusted EBITDA are commonly used by the broadcast and media industry as important measures of performance and are used by investors and analysts who report on the industry to provide meaningful comparisons between broadcasters. SOI, Digital Media Operating Income, Publishing Operating Loss, EBITDA and Adjusted EBITDA are not measures of liquidity or of performance in accordance with GAAP and should be viewed as a supplement to and not a substitute for or superior to its results of operations and financial condition presented in accordance with GAAP. The company’s definitions of SOI, Digital Media Operating Income, Publishing Operating Loss, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

The company defines Adjusted Free Cash Flow as Adjusted EBITDA less cash paid for capital expenditures, less cash paid for income taxes, and less cash paid for interest. The company considers Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by its operations after cash paid for capital expenditures, cash paid for income taxes and cash paid for interest. A limitation of Adjusted Free Cash Flow as a measure of liquidity is that it does not represent the total increase or decrease in its cash balance for the period. The company uses Adjusted Free Cash Flow, a non-GAAP liquidity measure, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The company’s presentation of Adjusted Free Cash Flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Adjusted Free Cash Flow is not necessarily comparable to similarly titled measures reported by other companies.

The company defines Same Station net broadcast revenue as broadcast revenue from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. The company defines Same Station broadcast operating expenses as broadcast operating expenses from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. The company defines Same Station SOI as Same Station net broadcast revenue less Same Station broadcast operating expenses. Same Station operating results include those stations that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. Same Station operating results for a full calendar year are calculated as the sum of the Same Station-results for each of the four quarters of that year. The company uses Same Station operating results, a non-GAAP financial measure, both in presenting its results to stockholders and the investment community, and in its internal evaluations and management of the business. The company believes that Same Station operating results provide a meaningful comparison of period over period performance of its core broadcast operations as this measure excludes the impact of new stations, the impact of stations the company no longer owns or operates, and the impact of stations operating under a new programming format. The company’s presentation of Same Station operating results are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Same Station operating results is not necessarily comparable to similarly titled measures reported by other companies.

For all non-GAAP financial measures, investors should consider the limitations associated with these metrics, including the potential lack of comparability of these measures from one company to another.

The Supplemental Information tables that follow the condensed consolidated financial statements provide reconciliations of the non-GAAP financial measures that the company uses in this earnings release to the most directly comparable measures calculated in accordance with GAAP. The company uses non-GAAP financial measures to evaluate financial performance, develop budgets, manage expenditures, and determine employee compensation. The company’s presentation of this additional information is not to be considered as a substitute for or superior to the directly comparable measures as reported in accordance with GAAP.

Salem Media Group, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2018	2019
	(Unaudited)
Net broadcast revenue	$48,050	$46,093
Net digital media revenue	10,394	10,240
Net publishing revenue	5,351	4,136

Total revenue	63,795	60,469

Operating expenses:
Broadcast operating expenses	35,750	36,449
Digital media operating expenses	8,374	8,058
Publishing operating expenses	5,587	4,822
Unallocated corporate expenses	3,921	3,871
Depreciation and amortization	4,487	4,229
Net (gain) loss on the disposition of assets	5	4,024

Total operating expenses	58,124	61,453

Operating income (loss)	5,671	(984)
Other income (expense):
Interest income	2	1
Interest expense	(4,518)	(4,425)
Gain on early retirement of long-term debt	—	426
Net miscellaneous income and expenses	75	1

Net income (loss) before income taxes	1,230	(4,981)
Provision for (benefit from) income taxes	402	(5,303)

Net income	$828	$322

Basic earnings per share Class A and Class B common stock	$0.03	$0.01
Diluted earnings per share Class A and Class B common stock	$0.03	$0.01
Basic weighted average Class A and Class B common stock shares outstanding	26,171,539	26,186,112

Diluted weighted average Class A and Class B common stock shares outstanding	26,304,891	26,193,307

Salem Media Group, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2018	March 31, 2019
		(Unaudited)
Assets
Cash	$117	$4
Trade accounts receivable, net	33,020	30,405
Other current assets	10,500	9,423
Property and equipment, net	96,344	95,546
Operating and financing lease right-of-use assets	164	63,339
Intangible assets, net	414,646	408,386
Deferred financing costs	381	338
Other assets	3,856	4,826

Total assets	$559,028	$612,267

Liabilities and Stockholders’ Equity
Current liabilities	$52,878	$66,440
Long-term debt	234,030	227,683
Operating and financing lease liabilities, less current portion	105	62,003
Deferred income taxes	35,272	29,968
Other liabilities	14,874	5,508
Stockholders’ Equity	221,869	220,665

Total liabilities and stockholders’ equity	$559,028	$612,267

SALEM MEDIA GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Dollars in thousands, except share and per share data)

	Class A Common Stock		Class B Common Stock		Additional Paid-In Capital	Retained Earnings	Treasury Stock	Total
	Shares	Amount	Shares	Amount
Stockholders’ equity, December 31, 2018	22,950,066	$227	5,553,696	$56	$245,220	$10,372	$(34,006)	$221,869
Stock-based compensation	—	—	—	—	176	—	—	176
Cash distributions	—	—	—	—	—	(1,702)	—	(1,702)
Net income	—	—	—	—	—	322	—	322

Stockholders’ equity, March 31, 2019	22,950,066	$227	5,553,696	$56	$245,396	$8,992	$(34,006)	$220,665

Distributions per share	$0.065		$0.065

	Class A Common Stock		Class B Common Stock		Additional Paid-In Capital	Retained Earnings	Treasury Stock	Total
	Shares	Amount	Shares	Amount
Stockholders’ equity, December 31, 2017	22,932,451	$227	5,553,696	$56	$244,634	$20,370	$(34,006)	$231,281
Stock-based compensation	—	—	—	—	46	—	—	46
Options exercised	8,125	—	—	—	19	—	—	19
Cash distributions	—	—	—	—	—	(1,701)	—	(1,701)
Net income	—	—	—	—	—	828	—	828

Stockholders’ equity, March 31, 2018	22,940,576	$227	5,553,696	$56	$244,699	$19,497	$(34,006)	$230,473

Distributions per share	$0.065		$0.065

SALEM MEDIA GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2018	2019
OPERATING ACTIVITIES
Net income	$828	$322
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash stock-based compensation	46	176
Depreciation and amortization	4,487	4,229
Amortization of deferred financing costs	270	258
Non-cash lease expense	—	2,267
Accretion of acquisition-related deferred payments and contingent consideration	16	1
Provision for bad debts	146	320
Deferred income taxes	382	(5,304)
Gain on early retirement of long-term debt	—	(426)
Net (gain) loss on the disposition of assets	5	4,024
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	1,176	1,758
Inventories	(78)	(256)
Prepaid expenses and other current assets	(69)	1,387
Accounts payable and accrued expenses	6,629	3,449
Deferred rent expense	(119)	—
Operating lease liabilities	—	(3,458)
Contract liabilities	(938)	133
Deferred rent income	(23)	(43)
Income taxes payable	115	130

Net cash provided by operating activities	12,873	8,967

INVESTING ACTIVITIES
Cash paid for capital expenditures net of tenant improvement allowances	(2,472)	(2,404)
Capital expenditures reimbursable under tenant improvement allowances and trade agreements	(4)	—
Escrow deposits paid related to acquisitions	(240)	—
Escrow deposits received related to radio station sale	500	—
Purchases of digital media businesses and assets	—	(100)
Proceeds from sale of assets	1	1,255
Other	(170)	(139)

Net cash used in investing activities	(2,385)	(1,388)

FINANCING ACTIVITIES
Payments to repurchase 6.75% Senior Secured Notes	—	(6,123)
Proceeds from borrowings under ABL Facility	10,334	22,189
Payments on ABL Facility	(19,334)	(25,849)
Refund (payments) of debt issuance costs	41	(13)
Proceeds from the exercise of stock options	19	—
Payments on financing lease liabilities	(31)	(21)
Payment of cash distribution on common stock	(1,701)	(1,702)
Book overdraft	187	3,827

Net cash used in financing activities	(10,485)	(7,692)

Net increase (decrease) in cash and cash equivalents	3	(113)
Cash and cash equivalents at beginning of year	3	117

Cash and cash equivalents at end of period	$6	$4

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended March 31,
	2018	2019
	(Unaudited)

Reconciliation of Total Operating Expenses to Operating Expenses excluding Gains or Losses on the disposition of assets, Stock-based Compensation Expense, Changes in the Estimated Fair Value of Contingent Earn-out Consideration, Impairments and Depreciation and Amortization Expense (Recurring Operating Expenses)

Operating Expenses	$58,124	$61,453
Less depreciation and amortization expense	(4,487)	(4,229)
Less net (gain) loss on the disposition of assets	(5)	(4,024)
Less stock-based compensation expense	(46)	(176)

Total Recurring Operating Expenses	$53,586	$53,024

Reconciliation of Net Broadcast Revenue to Same Station Net Broadcast Revenue
Net broadcast revenue	$48,050	$46,093
Net broadcast revenue – acquisitions	(162)	(173)
Net broadcast revenue – dispositions	(656)	(25)
Net broadcast revenue – format change	(388)	(419)

Same Station net broadcast revenue	$46,844	$45,476

Broadcast operating expenses	$35,750	$36,449
Broadcast operating expenses – acquisitions	(271)	(269)
Broadcast operating expenses – dispositions	(756)	6
Broadcast operating expenses – format change	(647)	(582)

Same Station broadcast operating expenses	$34,076	$35,604

Reconciliation of SOI to Same Station SOI
Station Operating Income	$12,300	$9,644
Station operating loss – acquisitions	109	96
Station operating (income) loss – dispositions	100	(31)
Station operating loss – format change	259	163

Same Station – Station Operating Income	$12,768	$9,872

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended March 31,
	2018	2019
	(Unaudited)
Calculation of Station Operating Income, Digital Media Operating Income and Publishing Operating Loss
Net broadcast revenue	$48,050	$46,093
Less broadcast operating expenses	(35,750)	(36,449)

Station Operating Income	$12,300	$9,644

Net digital media revenue	$10,394	$10,240
Less digital media operating expenses	(8,374)	(8,058)

Digital Media Operating Income	$2,020	$2,182

Net publishing revenue	$5,351	$4,136
Less publishing operating expenses	(5,587)	(4,822)

Publishing Operating Loss	$(236)	$(686)

The company defines EBITDA (1) as net income before interest, taxes, depreciation, and amortization. The table below presents a reconciliation of EBITDA (1) to Net Income, the most directly comparable GAAP measure. EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended March 31,
	2018	2019
	(Unaudited)
Net income	$828	$322
Plus interest expense, net of capitalized interest	4,518	4,425
Plus provision for (benefit from) income taxes	402	(5,303)
Plus depreciation and amortization	4,487	4,229
Less interest income	(2)	(1)

EBITDA	$10,233	$3,672

The company defines Adjusted EBITDA (1) as EBITDA (1) before gains or losses on the disposition of assets, before changes in the estimated fair value of contingent earn-out consideration, before changes in the fair value of interest rate swap, before impairments, before net miscellaneous income and expenses, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense. The table below presents a reconciliation of Adjusted EBITDA (1) to Net Income, the most directly comparable GAAP measure. Adjusted EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended March 31,
	2018	2019
	(Unaudited)
Net income	$828	$322
Plus interest expense, net of capitalized interest	4,518	4,425
Plus provision for (benefit from) income taxes	402	(5,303)
Plus depreciation and amortization	4,487	4,229
Less interest income	(2)	(1)

EBITDA	$10,233	$3,672

Less net (gain) loss on the disposition of assets	5	4,024
Plus gain on early retirement of long-term debt	—	(426)
Plus net miscellaneous income and expenses	(75)	(1)
Plus non-cash stock-based compensation	46	176
Plus ASC 842 lease adoption	—	171

Adjusted EBITDA	$10,209	$7,616

The company defines Adjusted Free Cash Flow (1) as Adjusted EBITDA (1) less cash paid for capital expenditures, less cash paid for income taxes, and less cash paid for interest. The company considers Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by its operations after cash paid for capital expenditures, cash paid for income taxes and cash paid for interest. A limitation of Adjusted Free Cash Flow as a measure of liquidity is that it does not represent the total increase or decrease in its cash balance for the period. The company uses Adjusted Free Cash Flow, a non-GAAP liquidity measure, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The company’s presentation of Adjusted Free Cash Flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of

Adjusted Free Cash Flow is not necessarily comparable to similarly titled measures reported by other companies.

The table below presents a reconciliation of Adjusted Free Cash Flow to net cash provided by operating activities, the most directly comparable GAAP measure. Adjusted Free Cash Flow is a non-GAAP liquidity measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended March 31,
	2018	2019
	(Unaudited)
Net cash provided by operating activities	$12,873	$8,967
Non-cash stock-based compensation	(46)	(176)
Depreciation and amortization	(4,487)	(4,229)
Amortization of deferred financing costs	(270)	(258)
Non-cash lease expense	—	(2,267)
Accretion of acquisition-related deferred payments and contingent earn-out consideration	(16)	(1)
Provision for bad debts	(146)	(320)
Deferred income taxes	(382)	5,304
Net (gain) loss on the disposition of assets	(5)	(4,024)
Gain on early retirement of long-term debt	—	426
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	(1,176)	(1,758)
Inventories	78	256
Prepaid expenses and other current assets	69	(1,387)
Accounts payable and accrued expenses	(6,629)	(3,449)
Contract liabilities	938	(133)
Operating lease liabilities (deferred rent)	142	3,458
Deferred rent income	—	43
Income taxes payable	(115)	(130)

Net income	$828	$322

Plus interest expense, net of capitalized interest	4,518	4,425
Plus provision for (benefit from) income taxes	402	(5,303)
Plus depreciation and amortization	4,487	4,229
Less interest income	(2)	(1)

EBITDA	$10,233	$3,672

Plus net (gain) loss on the disposition of assets	5	4,024
Plus gain on early retirement of long-term debt	—	(426)
Plus net miscellaneous income and expenses	(75)	(1)
Plus non-cash stock-based compensation	46	176
Plus ASC 842 lease adoption	—	171

Adjusted EBITDA	$10,209	$7,616

Less net cash paid for capital expenditures (1)	(2,472)	(2,404)
Plus cash received for taxes	95	130
Less cash paid for interest, net of capitalized interest	(73)	(303)

Adjusted Free Cash Flow	$7,759	$5,039

(1)	Net cash paid for capital expenditures reflects actual cash payments net of cash reimbursements under tenant improvement allowances and net of property and equipment acquired in trade transactions.

Selected Debt Data	Outstanding at March 31, 2019	Applicable Interest Rate
Senior Secured Notes due 2024 (1)	$231,900,000	6.75%
Asset-based revolving credit facility (2)	$16,000,000	4.24%

(1)	$231.9 million notes with semi-annual interest payments at an annual rate of 6.75%.
(2)	Outstanding borrowings under the ABL Facility, with interest payments due at LIBOR plus 1.5% to 2.0% per annum or prime rate plus 0.5% to 1.0% per annum.